Exhibit 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Old Republic International Corporation on Form S-8 (File Nos. 2-66302, 33-38528, 33-49646, 33-32439, 2-80883, 33-52069) and on Form S-3 (File Nos. 33-49864 and
33-54104) of our report dated March 11, 1997 on our audits of the consolidated financial statements of Old Republic International Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



                                          /s/ Coopers & Lybrand L.L.P.




Chicago, Illinois
March 26, 1997